EXHIBIT 10.14

                         CREDIT AGREEMENT


                            Dated as of


                          April 17, 2000


                               among


                      PEGASUS SYSTEMS, INC.,
                            as Borrower


                     The Lenders Party Hereto,


                                and


            CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                      as Administrative Agent

                     ________________________

                      CHASE SECURITIES INC.,
                 as Lead Arranger and Book Manager

                         TABLE OF CONTENTS

                                                               Page
                                                               ----
 ARTICLE I

      Definitions................................................1
      SECTION 1.01  Defined Terms................................1
      SECTION 1.02  Terms Generally.............................15
      SECTION 1.03  Accounting Terms; GAAP......................16

 ARTICLE II

      The Credits...............................................16
      SECTION 2.01  Commitments.................................16
      SECTION 2.02  Loans and Borrowings........................16
      SECTION 2.03  Requests for Borrowings.....................17
      SECTION 2.04  Funding of Borrowings.......................18
      SECTION 2.05  Interest Elections..........................18
      SECTION 2.06  Termination and Reduction of Commitments....20
      SECTION 2.07  Repayment of Loans; Evidence of Debt........20
      SECTION 2.08  Prepayment of Loans.........................21
      SECTION 2.09  Fees........................................21
      SECTION 2.10  Interest....................................22
      SECTION 2.11  Taxes.......................................23
      SECTION 2.12  Payments Generally; Pro Rata Treatment;
                    Sharing of Set-offs.........................24
      SECTION 2.13  Mitigation Obligations; Replacement
                    of Lenders..................................25

 ARTICLE III

      Yield Protection and Illegality...........................26
      SECTION 3.01  Increased Costs.............................26
      SECTION 3.02  Alternate Rate of Interest..................27
      SECTION 3.03  Illegality..................................27
      SECTION 3.04  Treatment of Affected Borrowings............27
      SECTION 3.05  Break Funding Payments......................28

 ARTICLE IV

      Security..................................................29
      SECTION 4.01  Collateral..................................29

 ARTICLE V

      Representations and Warranties............................29
      SECTION 5.01  Organization; Powers........................29
      SECTION 5.02  Authorization; Enforceability...............30
      SECTION 5.03  Governmental Approvals; No Conflicts........30
      SECTION 5.04  Financial Condition; No Material
                    Adverse Change..............................30
      SECTION 5.05  Properties..................................31
      SECTION 5.06  Litigation and Environmental Matters........31
      SECTION 5.07  Compliance with Laws and Agreements.........32
      SECTION 5.08  Investment and Holding Company Status.......32
      SECTION 5.09  Taxes.......................................32
      SECTION 5.10  ERISA.......................................32
      SECTION 5.11  Disclosure..................................32
      SECTION 5.12  Year 2000...................................33
      SECTION 5.13  Indebtedness................................33
      SECTION 5.14  Subsidiaries................................33
      SECTION 5.15  Inventory...................................33
      SECTION 5.16  Patents, Trademarks and Copyrights..........33
      SECTION 5.17  Margin Securities...........................34
      SECTION 5.18  Labor Matters...............................34
      SECTION 5.19  Solvency....................................34
      SECTION 5.20  Burdensome Agreements.......................34

 ARTICLE VI

      Conditions................................................35
      SECTION 6.01  Effective Date..............................35
      SECTION 6.02  Each Credit Event...........................38

 ARTICLE VII

      Affirmative Covenants.....................................38
      SECTION 7.01  Financial Statements and Other Information..38
      SECTION 7.02  Notices of Material Events..................40
      SECTION 7.03  Existence; Conduct of Business..............40
      SECTION 7.04  Payment of Obligations......................40
      SECTION 7.05  Maintenance of Properties...................40
      SECTION 7.06  Books and Records; Inspection Rights........40
      SECTION 7.07  Insurance...................................41
      SECTION 7.08  Compliance with Laws........................41
      SECTION 7.09  Use of Proceeds.............................41
      SECTION 7.10  Compliance with Agreements..................41
      SECTION 7.11  Additional Subsidiaries.....................41
      SECTION 7.12  Real Property...............................42
      SECTION 7.13  Further Assurances..........................42

 ARTICLE VIII

      Negative Covenants........................................42
      SECTION 8.01  Indebtedness................................42
      SECTION 8.02  Liens.......................................43
      SECTION 8.03  Fundamental Changes.........................43
      SECTION 8.04  Investments, Loans, Advances, Guarantees
                    and Acquisitions............................44
      SECTION 8.05  Hedging Agreements..........................44
      SECTION 8.06  Restricted Payments; Certain Payments of
                    Indebtedness................................45
      SECTION 8.07  Transactions with Affiliates................45
      SECTION 8.08  Restrictive Agreements......................45
      SECTION 8.09  Disposition of Assets.......................46
      SECTION 8.10  Sale and Leaseback..........................46
      SECTION 8.11  Accounting..................................46
      SECTION 8.12  Amendment of Material Documents.............47
      SECTION 8.13  Preferred Equity Interests..................47

 ARTICLE IX

      Financial Covenants.......................................47
      SECTION 9.01  Consolidated Leverage Ratio.................47
      SECTION 9.02  Consolidated Fixed Charge Coverage Ratio....47
      SECTION 9.03  Liquidity...................................47

 ARTICLE X

      Events of Default.........................................47
      SECTION 10.01  Default....................................47
      SECTION 10.02  Performance by the Administrative Agent....50

 ARTICLE XI

      The Administrative Agent..................................50

 ARTICLE XII

      Miscellaneous.............................................52
      SECTION 12.01  Notices....................................52
      SECTION 12.02  Waivers; Amendments........................53
      SECTION 12.03  Expenses; Indemnity; Damage Waiver.........54
      SECTION 12.04  Successors and Assigns.....................55
      SECTION 12.05  Survival...................................57
      SECTION 12.06  Counterparts; Effectiveness................58
      SECTION 12.07  Severability...............................58
      SECTION 12.08  Right of Setoff............................58
      SECTION 12.09  GOVERNING LAW; VENUE; SERVICE OF PROCESS...58
      SECTION 12.10  WAIVER OF JURY TRIAL.......................59
      SECTION 12.11  Headings...................................59
      SECTION 12.12  Confidentiality............................59
      SECTION 12.13  Maximum Interest Rate......................60
      SECTION 12.14  Non-Application of Chapter 346 of Texas
                     Finance Code...............................60
      SECTION 12.15  NO ORAL AGREEMENTS.........................60
      SECTION 12.16  No Fiduciary Relationship..................61
      SECTION 12.17  Construction...............................61

                         CREDIT AGREEMENT


           THIS CREDIT AGREEMENT (this "Agreement") dated as of April __, 2000, among PEGASUS SYSTEMS, INC., as Borrower, the LENDERS party hereto, and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Administrative Agent.

           The parties hereto agree as follows:


                             ARTICLE I

                            Definitions


           SECTION 1.1. Defined Terms.   As  used  in  this  Agreement,   the
 following terms have the meanings specified below:

           "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

           "Acquisition"  means  any   transaction  or   series  of   related
 transactions  for  the  direct  or   indirect  (a) acquisition  of  all   or
 substantially all of the property of a Person, or of any business or division of a Person, (b) acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person.

           "Acquisition Documents" means all documents executed or provided in connection with any Acquisition.

           "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

           "Administrative  Agent"  means  Chase  Bank  of  Texas,   National
 Association, in its capacity as administrative agent for the Lenders hereunder.

           "Administrative    Questionnaire"    means    an    Administrative
 Questionnaire in a form supplied by the Administrative Agent.

           "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

           "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the CD Rate plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 0.5%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the CD Rate or the Federal Funds Effective Rate, respectively.

           "Applicable Margin" means, for any day, (a) the margin of interest over the Base Rate or the Adjusted LIBO Rate, as the case may be, that is applicable when the Base Rate or the Adjusted LIBO Rate, as applicable, is determined under this Agreement, and (b) the rate per annum used for the Commitment Fee.

           (a) From the Closing Date through the date that Administrative Agent receives the Compliance Certificate and accompanying financial statements for the fiscal period of the Borrower ending June 30, 2000, the Applicable Margin shall be 2.00% for Eurodollar Borrowings, 1.00% for Base Rate Borrowings and 0.25% for the Commitment Fee.

           (b) After receipt of the Compliance Certificate and accompanying financial statements for the fiscal period of Borrower ending June 30, 2000, (i) the Applicable Margin in effect at any time (whether in the middle of an Interest Period or otherwise) shall be based upon the Consolidated Leverage Ratio as determined from the related Compliance Certificate then most recently received by the Administrative Agent, effective as of the date received by the Administrative Agent, and
      (ii) the Applicable Margin is subject to adjustment (upwards or downwards, as appropriate), as stated in the following table:




         Consolidated Leverage     Applicable    Applicable     Applicable
                 Ratio             Margin for    Margin for     Margin for
                                   Base Rate     Eurodollar     Commitment
                                   Borrowings    Borrowings         Fee
       ------------------------    ----------    ----------     ----------
       Greater than or equal to     1.25%         2.25%            0.50%
       1.50 to 1.00

       Less than 1.50 to 1.00,      1.00%         2.00%            0.25%
       but greater than or equal
       to 1.00 to 1.00

       Less than 1.00 to 1.00,      0.75%         1.75%            0.25%
       but greater than or equal
       to 0.50 to 1.00

       Less than 0.50 to 1.00       0.50%         1.50%            0.25%


           (c) If Borrower fails to timely furnish to the Administrative Agent any financial information and related Compliance Certificate as required by this Agreement, then the maximum Applicable Margin applies from the date such financial information and related Compliance Certificate are required to be delivered and remain in effect until the Borrower furnishes them to the Administrative Agent.

           "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

           "Arranger" means Chase Securities Inc.

           "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04), and accepted by the Administrative Agent, in the form of Exhibit "H" or any other form approved by the Administrative Agent.

           "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

           "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

           "Borrower" means Pegasus Systems, Inc., a Delaware corporation.

           "Borrowing"  means  Revolving  Loans  of  the  same  Type,   made,
 converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

           "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

           "Borrowing Request Form"  means a certificate in substantially the
 form  of  Exhibit "B",  properly  completed  and  signed  by  the   Borrower
 requesting a Borrowing or a conversion or continuation of a Borrowing.

           "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

           "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed
 (i) from insurance proceeds (or other similar recoveries) paid on account of the loss or damage to the assets being replaced or restored, but only to the extent such proceeds or recoveries are not included in EBITDA or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, but only to the extent such awards are not included in EBITDA, and (b) Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period.

           "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

           "CD  Rate"  means  the  secondary  market  rate  for   three-month
 certificates of deposit (adjusted for statutory reserve requirements).

           "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 30% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or
 (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

           "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 3.01(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

           "Code" means the Internal Revenue Code of 1986, as amended from time to time.

           "Collateral" has the meaning specified in Section 4.01.

           "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $30,000,000.

           "Commitment Fee"  means the  commitment  fee payable  pursuant  to
 Section 2.09.

           "Company" means REZ, Inc. (formerly known as REZsolutions, Inc.), a Delaware corporation.

           "Compliance Certificate" means a certificate of a Financial Officer of the Borrower, in the form of Exhibit "G" hereto.

           "Consolidated Fixed Charge Coverage Ratio" means, as of the last day of any fiscal quarter of the Borrower, the ratio of (a) EBITDA less Capital Expenditures for the 12-month period ending on such day to (b) cash interest expense of the Borrower and its Subsidiaries for the 12-month period ending on such day.

           "Consolidated Leverage Ratio" means, as of the last day of any fiscal quarter of the Borrower, the ratio of (a) (i) Indebtedness of Borrower and its Subsidiaries on a consolidated basis as of such last day, minus (ii) Deposit Liabilities as of such last day, and minus (iii) the amount of obligations in respect of Hedging Agreements as of such last day, determined as provided in clause (m) of the definition of "Indebtedness" set forth in this Section 1.01, to (b) EBITDA for the 12-month period ending on such day, as adjusted for Acquisitions as hereinafter provided. Until
 Borrower has delivered financial statements pursuant to Section 7.01 for four full fiscal quarters of Borrower after the date of consummation of any Acquisition (including the Acquisition of the Company), EBITDA for such 12-month period shall be adjusted on a pro forma basis consistent with GAAP to include historical EBITDA of the Person acquired pursuant to such Acquisition (calculated in accordance with the definition of EBITDA set forth in this Section 1.01 based on audited financial statements of such Person) as if such Acquisition had occurred on the first day of such 12-month period.

           "Consolidated Liquidity" means (a) the total amount of cash and Permitted Investments of the Borrower and the Subsidiaries that are not subject to any Lien, minus (b) the total amount of Deposit Liabilities.

           "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

           "Contribution and Indemnification Agreement" means a contribution and indemnification agreement of the Borrower and each Guarantor, in substantially the form of Exhibit "E", as the same may be amended, supplemented, or modified from time to time.

           "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

           "Deposit Liabilities" means (a) any and all obligations of Borrower or any Subsidiary with respect to deposits received for hotel reservations, and (b) any and all deposits and prepaid fees paid under agreements between the Borrower or any Subsidiary and their respective customers.

           "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 5.06.

           "dollars" or "$" refers to lawful money of the United States of America.

           "EBITDA" means,  for  each period  of  determination, the  sum  of
 (a) consolidated net income of the Borrower and its Subsidiaries for such period (whether positive or negative), plus, (b) each of the following to the extent actually deducted in arriving at consolidated net income for such period and without duplication: depreciation, amortization, taxes, and interest expense of the Borrower and its Subsidiaries for such period, plus
 (c) to the extent actually deducted in arriving at consolidated net income for such period and without duplication, nonrecurring expenses of the Acquisition of the Company and any other Acquisition after the Effective Date.

           "Effective Date" means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

           "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

           "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any Subsidiary or the Company directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or
 (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

           "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

           "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
 Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

           "ERISA Event"  means (a) any  "reportable  event", as  defined  in
 Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived);
 (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

           "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

           "Event of  Default"  has the  meaning  assigned to  such  term  in
 Article X.

           "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and
 (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.13(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with
 Section 2.11(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.11(a).

           "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

           "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

           "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

           "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

           "GAAP" means generally accepted accounting principles in the United States of America.

           "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

           "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

           "Guarantors" means all of the Subsidiaries of the Borrower as of the Effective Date (except any Foreign Subsidiary) and each other Subsidiary that at any time executes a Guaranty in favor of the Administrative Agent and the Lenders, including the Company.

           "Guaranty" means the guaranty agreement of each Guarantor in favor of the Administrative Agent and the Lenders, in substantially the form of Exhibit "D" hereto, as the same may be amended, supplemented, or modified from time to time.

           "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

           "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

           "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (l) all liabilities of such Person in respect of unfunded vested benefits under any Plan and (m) payment obligations with respect to Hedging Agreements, provided that for purposes of this definition, the amount of the obligation of any Person under any Hedging Agreement shall be the amount determined, in respect thereof as of the end of the most recently ended fiscal quarter of such Person, based on the assumption that such Hedging Agreement has terminated at the end of such fiscal quarter, and in making such determination, if such Hedging Agreement provides for the netting of amounts payable by and to each party thereto or if any Hedging Agreement provides for the simultaneous payment of amounts by and to each party, then in each such case, the amount of such obligation shall be the net amount so determined. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

           "Indemnified Taxes" means Taxes other than Excluded Taxes.

           "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

           "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

           "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, and provided, that
 (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last
 Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

           "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

           "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

           "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

           "Loan Documents" means this Agreement and all promissory notes, security agreements, pledge agreements, deeds of trust, assignments, letters of credit, letter of credit applications, guaranties, intercreditor agreements, collateral sharing agreements, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

           "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

           "Material Adverse  Effect"  means  a material  adverse  effect  on
 (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to pay and perform any of the Obligations,
 (c) any of the rights of or benefits available to the Administrative Agent and the Lenders under this Agreement or any of the other Loan Documents, or
 (d) the validity or enforceability of this Agreement or any of the other Loan Documents. For purposes of Article V hereof, the term "Subsidiaries" as used within the definition of Material Adverse Effect includes the Company.

           "Material Indebtedness" means Indebtedness (other than the Loans), including obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the amount of its payment obligations thereunder determined as provided in clause (m) of the definition of "Indebtedness" set forth in this
 Section 1.01.

           "Maturity Date" means March 31, 2002.

           "Maximum Rate" means, at any time and with respect to any Lender, the maximum rate of interest under applicable law that such Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code.

           "Moody's" means Moody's Investors Service, Inc.

           "Multiemployer Plan"  means a  multiemployer  plan as  defined  in
 Section 4001(a)(3) of ERISA.

           "Note" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit "A" hereto, and all extensions, renewals, and modifications thereof and all substitutions therefor.

           "Obligations" means all obligations, indebtedness, and liabilities of the Borrower and the Subsidiaries, or any of them, to the Administrative Agent, the Arranger and the Lenders, or any of them, arising pursuant to any of the Loan Documents or Hedging Agreements, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

           "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

           "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

           "Permitted Encumbrances" means:

                (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 7.04;

                (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 7.04;

                (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article X; and

                (f)  easements,  zoning   restrictions,   rights-of-way   and
 similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

 provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

           "Permitted Investments" means:

                (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                (b)  investments in commercial paper maturing within 270 days
 from  the  date  of  acquisition  thereof  and  having,  at  such  date   of
 acquisition, the highest credit rating obtainable from S&P or from Moody's;

                (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                (e) other investments of the types specified as "appropriate investments" as set forth in the Borrower's investment policy, a copy of which is attached hereto as Schedule 1.01.

           "Person" means any natural person, corporation, limited  liability
 company,  trust,   joint   venture,   association,   company,   partnership,
 Governmental Authority or other entity.

           "Plan" means any employee pension benefit plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to
 be) an "employer" as defined in Section 3(5) of ERISA.

           "Prime Rate" means the rate of interest per annum announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City, each change in the Prime Rate shall be effective from and including the date such change is announced as being effective.

           "Register" has the meaning set forth in Section 12.04.

           "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

           "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 66-2/3% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

           "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests of the Borrower or any Subsidiary or any option, warrant or other right to acquire any Equity Interests of the Borrower or any Subsidiary.

           "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans at such time.

           "Revolving Loan"  means  a  Loan made  pursuant  to  Section  2.02 hereof.

           "S&P" means Standard & Poor's.

           "Security Agreement" means the Security Agreement of the Borrower and the Subsidiaries (including the Company) in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, in substantially the form of Exhibit "C" hereto, as the same may be amended, supplemented or modified from time to time.

           "Solvent" means, as to any Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Indebtedness as such Indebtedness matures, and (c) it does not have unreasonably small capital to conduct its business.

           "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the
 Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.
  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

           "Subordinated Debt" means the indebtedness of Borrower evidenced by the Subordinated Note.

           "Subordinated Note" means that certain promissory note dated April 3, 2000, executed by Borrower in connection with the Acquisition of the Company, and payable to the order of Utell International Group Ltd., in the principal amount of $20,000,000.

           "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

           "Subsidiary" means any subsidiary of the Borrower. For purposes of the representations and warranties made herein on the Effective Date, the term "Subsidiary" includes each of the Company and its Subsidiaries, except for clauses (a) and (b) of Section 5.04.

           "Taxes" means  any  and  all  present  or  future  taxes,  levies,
 imposts,  duties,  deductions,  charges  or  withholdings  imposed  by   any
 Governmental Authority.

           "Transactions" means the execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof.

           "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

           "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

           "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

           SECTION 1.2  Terms Generally.

           The definitions  of  terms  herein  shall  apply  equally  to  the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall".
  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

           SECTION 1.3  Accounting Terms; GAAP.

           Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                            ARTICLE II

                           The Credits

           SECTION 2.1  Commitments

           Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in
 (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment, or (b) the sum of the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

           SECTION  2.2    Loans  and  Borrowings

           (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

           (b) Subject to Sections 3.02, 3.03 and 3.04, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

           (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of  $500,000 and not less than $1,000,000.
       At the time that each ABR  Borrowing is made, such Borrowing shall  be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000 provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of three Eurodollar Borrowings outstanding.

           (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

           SECTION 2.3   Requests for Borrowings.

           To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Dallas, Texas time, on the same Business Day as the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request by means of a Borrowing Request Form signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                (i)  the aggregate amount of the requested Borrowing;

                (ii) the date of  such Borrowing, which  shall be a  Business
           Day;

                (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

 If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

           SECTION 2.4    Funding of Borrowings.

           (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Dallas, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Dallas, Texas and designated by the Borrower in the applicable Borrowing Request.

           (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

           SECTION 2.5  Interest Elections.

           (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

           (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request by means of a Borrowing Request Form signed by the Borrower.

           (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and 2.03:

                (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                (iii whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

 If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

           (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

           (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

           SECTION 2.6  Termination and Reduction of Commitments

           (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

           (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the Revolving Credit Exposures would exceed the total Commitments.

           (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

           SECTION 2.7  Repayment of Loans;  Evidence of Debt.

           (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

           (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

           (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

           (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

           (e) The obligation of the Borrower to repay each Lender for Loans made by such Lender and interest thereon shall be evidenced by a Note executed by the Borrower, payable to the order of such Lender, in the principal amount of such Lender's Commitment as in effect on the date hereof, and initially dated the date hereof.

           SECTION 2.8    Prepayment of Loans.

          (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

          (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment of a Eurodollar Borrowing that will be made before the last day of the applicable Interest Period and shall pay all amounts required to be paid by Section 3.05 concurrently with such prepayment. Such notice shall be given not later than 11:00 a.m., Dallas, Texas time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by
 Section 2.10.

           (c) If at any time the total Revolving Credit Exposures exceeds the total Commitments, the Borrower shall promptly prepay the outstanding Borrowings by the amount of the excess plus accrued and unpaid interest on the amount so prepaid.

           SECTION 2.9  Fees.

           (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (pro rata in accordance with the Commitment of each Lender) a Commitment Fee on the daily average unused amount of the Commitments for the Availability Period, at the rate per annum set forth in the definition of Applicable Margin. For purposes of calculating the Commitment Fee hereunder, the Commitments shall be deemed utilized by the amount of all Borrowings. Accrued Commitment Fees payable under this Section shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.
  All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

           (b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

           (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of Commitment Fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

           SECTION 2.10  Interest.

           (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

           (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

           (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, including interest and fees, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

           (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

           (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

           SECTION 2.11  Taxes.

           (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

           (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

           (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

           (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

           (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

           SECTION 2.12 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

           (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.11, 3.01 or 3.05, or otherwise) prior to 12:00 noon, Dallas, Texas time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1111 Fannin Street, 9th Floor, MS46, Houston, Texas 77002, except that payments pursuant to Sections 2.11, 3.01, 3.05 and 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

           (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

           (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

           (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

           (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.12(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

           SECTION   2.13  Mitigation Obligations; Replacement of Lenders.

           (a) If any Lender requests compensation under Section 3.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
 Section 2.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to
 Section 2.11 or 3.01, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

           (b) If any Lender requests compensation under Section 3.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
 Section 2.11, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and
 (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.01 or payments required to be made pursuant to
 Section 2.11, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                            ARTICLE III

                  Yield Protection and Illegality

           SECTION 3.1  Increased Costs.

           (a)  If any Change in Law shall:

                (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

 and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

           (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

           (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender, or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

           (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

           SECTION 3.2  Alternate Rate of Interest.

                 If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

           (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

           (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

 then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

           SECTION   3.3   Illegality.

     Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to
 (a) honor  its  obligation  to  make  Eurodollar  Borrowings  hereunder   or
 (b) maintain Eurodollar Borrowings hereunder, then such Lender shall promptly notify the Borrower (with a copy to the Administrative Agent) thereof and such Lender's obligation to make or maintain Eurodollar
 Borrowings and to convert other Types of Borrowings into Eurodollar Borrowings hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Borrowings, in which case (i) all Borrowings which would be otherwise made by such Lender as Eurodollar Borrowings shall be made instead as ABR Borrowings and all Borrowings which would otherwise be converted into (or continued as) Eurodollar Borrowings shall be converted instead into (or shall remain as) ABR Borrowings and
 (ii) if such Lender so requests by notice to the Borrower (with a copy to the Administrative Agent), all Eurodollar Borrowings of such Lender shall be automatically converted into ABR Borrowings on the date specified by such Lender in such notice.

           SECTION 3.4   Treatment  of  Affected Borrowings.

           If the Eurodollar Borrowings of any Lender are to be converted pursuant to Section 3.03 hereof, such Lender's Eurodollar Borrowings shall be automatically converted into ABR Borrowings on the last day(s) of the then current Interest Period(s) for such Eurodollar Borrowings (or on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.03 hereof which gave rise to such conversion no longer exist:

           (a) To the extent that such Lender's Eurodollar Borrowings have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Borrowings shall be applied instead to its ABR Borrowings;

           (b) All Borrowings which would otherwise be made or continued by such Lender as Eurodollar Borrowings shall be made as or converted into ABR Borrowings and all Borrowings of such Lender which would otherwise be converted into Eurodollar Borrowings shall be converted instead into (or shall remain as) ABR Borrowings; and

 If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.03 hereof which gave rise to the conversion of such Lender's Eurodollar Borrowings pursuant to this Section 3.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Borrowings are outstanding, such Lender's ABR Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Borrowings to the extent necessary so that, after giving effect thereto, all Borrowings held by the Lenders holding Eurodollar Borrowings and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

           SECTION 3.5  Break Funding Payments.

           In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.13, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                            ARTICLE IV

                             Security

           SECTION 4.1  Collateral.

           To secure full and complete payment and performance of the Obligations, the Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described in this Section 4.01 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

           (a) The Borrower will, and will cause each of the Guarantors to, grant to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a first priority security interest in all of its accounts, accounts receivable, equipment, machinery, furniture, fixtures, inventory, chattel paper, documents, instruments, general intangibles, investment property, intellectual property, and Equity Interests in its Subsidiaries, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to the Security Agreement; provided that not more than 65% of the Equity Interests of any Foreign Subsidiary shall be required to be subject to such security interest.

           (b) The Borrower will, and will cause each of its Subsidiaries to, execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as the Administrative Agent, in its sole discretion, deems necessary or desirable to evidence and perfect its Liens in the Collateral.



                             ARTICLE V

                  Representations and Warranties

           The Borrower represents and warrants to the Administrative Agent and the Lenders that:

           SECTION  5.1    Organization;  Powers.

           Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where because of the nature of its activities or properties such qualification is required.


           SECTION   5.2    Authorization;  Enforceability.

           The Transactions and the Acquisition of the Company are within the powers of the Borrower and the Subsidiaries, respectively, and have been duly authorized by all necessary action. This Agreement and the other Loan Documents to which Borrower or any Guarantor is a party have been duly executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Acquisition of the Company is within the Company's corporate powers and has been duly authorized by all necessary action.

           SECTION 5.3   Governmental  Approvals;  No Conflicts.

           Neither the  Transactions  nor  the  Acquisition  of  the  Company
 (a) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or failure to do so would not have a Material Adverse Effect, (b) will violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, other than any violation that would not have a Material Adverse Effect, (c) will violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries, or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, other than any violation that would not have a Material Adverse Effect, and (d) will result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, other than Liens created or imposed by the Transactions.

           SECTION  5.4  Financial Condition; No Material Adverse Change.

           (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows as of and for the fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999, reported on by PricewaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

           (b) Since December 31, 1998, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

           (c) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal years ended December 31, 1997 and December 31, 1998, reported on by Deloitte & Touche LLP, independent public accountants and (ii) as of and for the fiscal year ended December 31, 1999, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

           (d) Since December 31, 1998, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole.

           (e) Except as disclosed in the financial statements referred to above or the notes thereto and except for Disclosed Matters, after giving effect to the Transactions and the Acquisition of the Company, none of the Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long term commitments or unrealized losses.

           SECTION 5.5  Properties.

           (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and none of the properties, assets or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 8.02.

           (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

           SECTION 5.6   Litigation  and  Environmental Matters.

           (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, any of the other Loan Documents, the Acquisition of the Company or the Transactions.

           (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

           (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

           SECTION 5.7    Compliance with  Laws  and Agreements.

           Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

           SECTION 5.8   Investment and  Holding Company  Status.

           Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

           SECTION 5.9  Taxes.

           Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

           SECTION 5.10  ERISA.

           No ERISA Event  has occurred or  is reasonably  expected to  occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

           SECTION 5.11  Disclosure.

           The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it, any of its
 Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

           SECTION 5.12  Year 2000.

           The Year 2000 date change has not resulted in disruption of the Borrower's and its Subsidiaries' computer hardware, software, databases, systems and other equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or its Subsidiaries' systems interface), or to the Borrower's or its Subsidiaries' operations or business systems, or to the best of the Borrower's or its
 Subsidiaries' knowledge, to the operations or business systems of the Borrower's major vendors, customers, suppliers and counterparties. Borrower has no reason to believe that liabilities and expenditures related to the Year 2000 date-change (including, without limitation, costs caused by reprogramming errors, the failure of others' systems or equipment, and the potential liability, if any, of the Borrower or its Subsidiaries for Year 2000 related costs incurred or disruption experienced by others) will result in a Default or a Material Adverse Effect.

           SECTION 5.13  Indebtedness.

           The Borrower and its Subsidiaries have no Indebtedness, except as disclosed on Schedule 8.01 or otherwise permitted by Section 8.01.

           SECTION 5.14  Subsidiaries.

           The Borrower  has  no  Subsidiaries other  than  those  listed  on
 Schedule 5.14 hereto, and Schedule 5.14 sets forth the jurisdiction of organization of each Subsidiary and the percentage of the Borrower's or any Subsidiary's ownership of the outstanding voting stock or other ownership or Equity Interests of each Subsidiary and designates the Subsidiaries as of the Effective Date. All of the outstanding Equity Interests of each Subsidiary have been validly issued, is fully paid, and is nonassessable. The Borrower shall, from time to time as necessary, deliver to the Administrative Agent an updated Schedule 5.14 to this Agreement, together with a certificate of an authorized officer of the Borrower certifying that the information set forth in such schedule is true, correct and complete as of such date.

           SECTION 5.15  Inventory.

           All inventory of the Borrower and its Subsidiaries has been and will hereafter be produced in compliance with all applicable laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act, as amended (29 U.S.C. '' 201-219), and the regulations promulgated thereunder, except any noncompliance that does not have a Material Adverse Effect.

           SECTION 5.16   Patents,  Trademarks  and Copyrights.

           Schedule 5.16 sets forth a true, accurate and complete listing, as of the date hereof, of all patents, trademarks and copyrights, and applications therefor, of the Borrower and its Subsidiaries. Except as created or permitted under the Loan Documents, no Lien exists with respect to the interests of the Borrower or any Subsidiary in any such patents, trademarks, copyrights or applications, and neither the Borrower nor any Subsidiary has transferred or subordinated any interest it may have in such patents, trademarks, copyrights and applications. The Borrower shall, from time to time as necessary, deliver to the Administrative Agent an updated
 Schedule 5.16 to this Agreement, together with a certificate of an authorized officer of the Borrower certifying that the information set forth on such schedule is true, correct and complete as of such date. Upon the request of the Administrative Agent at any time, the Borrower shall execute and deliver and cause to be executed and delivered assignments of all patents, trademarks, copyrights and applications therefor included in the Collateral, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, which assignments shall be in form and substance satisfactory to the Administrative Agent and in proper form
 (i) for recording in the U.S. Patent and Trademark Office to properly reflect the Administrative Agent's security interest in all U.S. patents, trademarks and applications therefor included in the Collateral and (ii) for recording with the U.S. Library of Congress to properly reflect the
 Administrative Agent's security interest in all U.S. copyrights and applications therefor included in the Collateral.

           SECTION 5.17  Margin Securities.

           Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation T, U or X of the Board, as amended.
  No part of the proceeds of any Borrowing will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

           SECTION 5.18  Labor Matters.

           Except for any of the following that would not have a Material Adverse Effect, (a) there are no actual or threatened strikes, labor disputes, slow downs, walkouts, work stoppages, or other concerted interruptions of operations that involve any employees employed at any time in connection with the business activities or operations at any of the Borrower's or its Subsidiaries' locations, (b) hours worked by and payment made to the employees of the Borrower or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable laws, rules and regulations pertaining to labor matters, (c) all payments due from the Borrower or its Subsidiaries for employee health and welfare insurance, including, without limitation, workers' compensation insurance, have been paid or accrued as a liability on its books, (d) the business activities and operations of the Borrower and its Subsidiaries are in compliance with the Occupational Safety and Health Act of 1970, 29 U.S.C. ' 651 et seq. and other applicable health and safety laws, rules and regulations.

           SECTION 5.19  Solvency.

           On the Effective Date and on the date of each Borrowing, the Borrower and each of its Subsidiaries are, and after giving effect to the Transactions, the Acquisition of the Company and the requested Borrowing, will be, Solvent.

           SECTION  5.20    Burdensome  Agreements.

           Neither the Borrower nor any of its Subsidiaries are a party to any agreements which contain any unusual or burdensome provisions which are reasonably likely to result in a Material Adverse Effect.


                            ARTICLE VI

                            Conditions

           SECTION 6.1  Effective Date.

           The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which the Administrative Agent (or its counsel) has received (or waived in accordance with Section 12.02) each of the following, in form and substance satisfactory to the Administrative
 Agent:

           (a) Credit Agreement. Either (i) a counterpart of this Agreement signed on behalf of each party hereto or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

           (b) Resolutions. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and its Subsidiaries (including the Company and its subsidiaries), the authorization of the Transactions and the Acquisition of the Company, and any other legal matters relating to the Borrower, its Subsidiaries, the Company or its subsidiaries, the Loan Documents or the Transactions or the Acquisition of the Company, all in form and substance satisfactory to the Administrative Agent and its counsel.

           (c)  Corporate Structure.   Evidence of  the Borrower's  corporate
 and  subsidiary  structure,   which    evidence   and  structure  shall   be
 satisfactory to the Administrative Agent in its reasonable judgment.

           (d) Governmental and Third Party Approvals. All governmental and third-party approvals necessary or advisable, in the reasonable judgment of the Administrative Agent, in connection with the Loans and in connection with the continuing operations of each of the Borrower, its Subsidiaries and the Company.

           (e)  Financial Statements.   The financial statements specified in
 Section 5.04, which shall be satisfactory to the Administrative Agent in its reasonable judgment.

           (f) Reports and Opinions. An independent auditor's most recent management letter and unqualified report and opinion on the Borrower's financial statements.

           (g)  Notes.  The Notes executed by the Borrower.

           (h) Security Agreement. The Security Agreement executed by the Borrower and the Guarantors.

           (i)  Financing Statements.    Uniform  Commercial  Code  financing
 statements executed by the Borrower and the Guarantors and covering the Collateral.

           (j) Equity Interests. The original certificates representing the Equity Interests included in the Collateral, together with transfer powers duly executed in blank by the Borrower.

           (k) Instruments and Chattel Paper. The originals of any and all instruments and chattel paper included in the Collateral, including without limitation, all promissory notes evidencing all intercompany Indebtedness owed to Borrower or any Guarantor by Borrower or any Subsidiary, each endorsed to the order of the Administrative Agent.

           (l)  Intellectual   Property    Documentation.       Documentation
 satisfactory to the Administrative Agent, executed by the appropriate parties, (i) for recording in the U.S. Patent and Trademark Office to properly reflect the Administrative Agent's security interest in all U.S. patents, trademarks and applications therefor of the Borrower and the Guarantors, and (ii) for recording with the United States Library of Congress to properly reflect the Administrative Agent's security interest in all U.S. copyrights and applications therefor of the Borrower and the Guarantors.

           (m)  Guaranty.  The Guaranty executed by each Guarantor.

           (n) Contribution and Indemnification Agreement. The Contribution and Indemnification Agreement executed by the Borrower and each Guarantor.

           (o) Landlord and Mortgagee Waivers or Subordinations. Landlord and mortgagee waivers or subordinations in form and substance satisfactory to the Administrative Agent executed by each landlord and mortgagee of any real property located in the United States where any of the Collateral is located, as well as any other agreements of third parties in possession of any of the Collateral as the Administrative Agent may reasonably require.

           (p) Insurance Policies. Certificate(s) of insurance evidencing all insurance policies required by Section 7.07, together with loss payable endorsements (where applicable) in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, with respect to all insurance policies covering Collateral.

           (q)  Lien Searches.  The results of   UCC, tax and judgment lien
 searches showing all financing statements, other documents or instruments and tax and judgment liens on file against each of the Borrower, the
 Subsidiaries and the Company in such jurisdictions as the Administrative Agent may require, such searches to be as of a date no more than ten (10) days prior to the Effective Date.

           (r) Opinion of Counsel. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Locke, Liddell & Sapp, counsel for the Borrower and the Subsidiaries, in form and substance satisfactory to the Administrative Agent, as to the matters specified on Exhibit "F" hereto and such other matters relating to the Borrower, this Agreement, the other Loan Documents or the Transactions as the Administrative Agent shall reasonably request, provided that opinions regarding matters relating to the Company and its Subsidiaries shall be given by Ric Floyd, in house counsel for the Borrower and the Subsidiaries pursuant to a favorable written opinion in form and substance satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinions.

           (s) Indebtedness. All terms of the Material Indebtedness of the Borrower, its Subsidiaries, and the Company, which shall be satisfactory to the Lenders, and all requisite consents, approvals and amendments relating to such Material Indebtedness, which shall be in form and substance satisfactory to the Administrative Agent.

           (t) Compliance Certificate. An initial Compliance Certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 6.02 and showing compliance as of December 31, 1999 with the financial covenants set forth in Article IX, on a pro forma basis as though the Acquisition of the Company has been completed.

           (u) Solvency Certificates. Certificates, dated the Effective Date and signed by a Financial Officer of the Borrower, each of the Subsidiaries, and the Company, certifying as to the Solvency of the Borrower, each of the Subsidiaries and the Company as of the Effective Date and after giving effect to the Transactions and the Acquisition of the Company.

           (v) Fees and Expenses. All fees and other amounts due and payable on or prior to the Effective Date, including to the extent invoiced, reimbursement or payment of all reasonable attorneys' fees and out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

           (w) Acquisition Documents. Copies of the Acquisition Documents and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct, and all consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Acquisition. All applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions. The Acquisition shall have been, or substantially simultaneously with the initial funding of Loans on the Effective Date shall be, consummated in accordance with the Acquisition Documents and applicable law, without any amendment to or waiver of any material terms or conditions of the Acquisition Documents not approved by the Required Lenders.

           (x) Liens. All existing Liens on any assets of the Borrower and its Subsidiaries, and of the Company and its subsidiaries, including, without limitation, Liens of Imperial Bank, shall be terminated and/or released.

           (y) Additional Documentation. Such additional documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each of the Borrower, the Subsidiaries, and the Company, the authorization of the Transactions and the Acquisition of the Company, and any other legal matters relating to the Borrower, the Subsidiaries, the Company, this Agreement, the Acquisition of the Company, or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

 The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

           SECTION 6.2  Each Credit Event.

           The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

           (a) Representations and Warranties. The representations and warranties of the Borrower set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing.

           (b)  No Default.   At  the time  of and  immediately after  giving
 effect to such Borrowing, no Default shall have occurred and be continuing.

           (c)  Material  Adverse   Effect.     No  event,   development   or
 circumstance has occurred or exists that has had or could reasonably be expected to have a Material Adverse Effect.

           (d) Borrowing Request Form. With respect to any Borrowing, the Administrative Agent shall have received, in accordance with Section 2.03, a Borrowing Request Form, dated the date of such Borrowing, executed by an authorized officer of the Borrower.

           (e)  Additional Documentation.    The Administrative  Agent  shall
 have received such additional approvals, opinions, or documents as the Administrative Agent or its legal counsel may reasonably request.
 Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

                            ARTICLE VII

                        Affirmative Covenants

           Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

           SECTION 7.1  Financial Statements and Other Information.

           The Borrower will  furnish to  the Administrative  Agent and  each
 Lender:

           (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

           (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

           (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto,
      (ii) setting forth reasonably detailed calculations demonstrating compliance with the financial covenants set forth herein and
      (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

           (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

           (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

           (f) promptly following any request therefor, such projections, budgets and other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent may reasonably request.

           SECTION 7.2  Notices of Material Events.

           The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

           (a)  the occurrence of any Default;

           (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

           (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

           (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

 Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

           SECTION 7.3    Existence;  Conduct  of  Business.

           The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, agreements and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8.03.

           SECTION 7.4   Payment of  Obligations.

           The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect or become a Lien on any of its property, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

           SECTION 7.5  Maintenance of Properties.

           The Borrower will, and will cause each of its Subsidiaries to keep, maintain and preserve all property (tangible and intangible) material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

           SECTION 7.6  Books and Records; Inspection Rights.

           The Borrower will,  and will cause  each of  its Subsidiaries  to, keep proper books  of record  and account in  which full,  true and  correct entries are  made  of all  dealings  and  transactions in  relation  to  its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

           SECTION 7.7  Insurance.

           The Borrower will maintain, and will cause each of the Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workers' compensation insurance, property insurance, comprehensive general liability insurance, products liability insurance, and business interruption insurance reasonably satisfactory to the Lenders. Each property insurance policy covering Collateral shall name the Administrative Agent as loss payee for the benefit of the Lenders and shall provide that such policy will not be canceled or reduced without thirty (30) days' prior written notice to the Administrative Agent.

           SECTION 7.8  Compliance with Laws.

           The Borrower will, and will cause each of its Subsidiaries to, and with respect to ERISA will cause each of its ERISA Affiliates to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

           SECTION 7.9  Use of Proceeds.

           The proceeds of the Loans will be used only for general corporate purposes of the Borrower and its Subsidiaries, including the refinancing of the Indebtedness of the Company in connection with the Acquisition of the Company and other Acquisitions permitted by this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

           SECTION  7.10  Compliance with Agreements.

           The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

           SECTION  7.11  Additional Subsidiaries.

           If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders thereof and (a) the Borrower will cause such Subsidiary (except any Foreign Subsidiary) to become a Guarantor within three Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any Equity Interest in or Indebtedness of such Subsidiary are owned by or on behalf of the Borrower or any Guarantor, the Borrower will cause such Equity Interests and promissory notes evidencing such Indebtedness to be pledged to the Administrative Agent and the Lenders within three Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of common stock of such Subsidiary to be pledged may be limited to 65% of the outstanding shares of common stock of such Subsidiary).

           SECTION 7.12  Real Property.

      Upon acquisition of any ownership interest in real property by the Borrower or any Subsidiary, the Borrower will, and will cause each such Subsidiary to, execute and deliver to the Administrative Agent such documents as the Administrative Agent may require, granting a first priority lien to the Administrative Agent for the benefit of the Lenders on such real property and all improvements and other property, rights and interests located thereon or related thereto, which documents shall be in form and substance satisfactory to the Administrative Agent, together with evidence of the recordation thereof and such title insurance policies, surveys, appraisals, environmental reports, certificates, instruments and legal opinions requested by the Administrative Agent in connection therewith.

           SECTION  7.13  Further Assurances.

           The Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be requested by the Administrative Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in the Collateral.

                           ARTICLE VIII

                       Negative Covenants

           Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

           SECTION 8.1  Indebtedness.

           The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

           (a)  Indebtedness created hereunder;

           (b)  Indebtedness existing on  the date  hereof and  set forth  in
      Schedule 8.01, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date;

           (c) Indebtedness of the Borrower to any Guarantor and of any Subsidiary to the Borrower or any other Subsidiary that is a Guarantor;

           (d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;

           (e) Capital Lease Obligations, provided that no Default exists or results therefrom;

           (f) purchase money Indebtedness of the Borrower or any Subsidiary representing the purchase price of equipment, that is secured by the asset purchased, provided that (i) the principal amount of such Indebtedness does not exceed the purchase price of the equipment acquired, (ii) the Lien does not attach to any other assets of the Borrower or any Subsidiary, and (iii) no Default exists or results therefrom;

           (g) the Subordinated Debt in a principal amount not to exceed $20,000,000;

           (h)  Hedging Agreements permitted by Section 8.05; and

           (i) other unsecured Indebtedness in an aggregate principal amount not exceeding $1,000,000 at any time outstanding, provided that no Default exists or results therefrom.

           SECTION 8.2  Liens.

           The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

           (a)  Permitted Encumbrances;

           (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 8.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

           (c)  Liens permitted by clauses (e) and (f) of Section 8.01; and

           (d)  Liens created under the Loan Documents.

           SECTION 8.3   Fundamental  Changes.

           (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary that is not a Guarantor may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Guarantor may be dissolved, liquidated or merged into another Subsidiary, so long as such dissolution, liquidation or merger results in all assets of such Guarantor being owned by the Borrower or another Guarantor, (iv) any Subsidiary that is not a Guarantor may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and so long as such liquidation or dissolution results in all assets of such Subsidiary being owned by the Borrower or another Subsidiary, and (v) any Person that is not a Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation or into any Subsidiary in a transaction in which the surviving entity is a Subsidiary; provided that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless (x) such merger is also permitted by Section 8.04 and (y) such merger does not result in and is not part of a transaction or series of transactions that result in a Change in Control.

           (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

           SECTION 8.4    Investments,  Loans,  Advances,  Guarantees  and
 Acquisitions.

           The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person or any assets of any other Person constituting a business unit or division, except:

           (a)  Permitted Investments;

           (b)  Equity  Interests  existing  on   the  date  hereof  in   the
      Subsidiaries;

           (c) loans or advances made by the Borrower to any Guarantor and made by any Subsidiary to the Borrower or any other Subsidiary that is a Guarantor;

           (d)  the Acquisition of the Company;

           (e)  Guarantees    constituting    Indebtedness    permitted    by
      Section 8.01; and

           (f) Acquisitions of Persons engaged in business of the type conducted by the Borrower and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto, provided that (i) the total cash and non-cash consideration paid and Indebtedness assumed or incurred by Borrower or any Subsidiary for all of such Acquisition(s) (excluding the Acquisition of the Company) shall not exceed $20,000,000 in the aggregate, and (ii) at the time of any such Acquisition, no Default exists or would result or is projected to result from any such Acquisition.


           SECTION  8.5   Hedging Agreements.

           The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement; provided, however, that Borrower and its Subsidiaries shall be permitted to enter into Hedging Agreements in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities, so long as (a) no Default exists, (b) such Hedging Agreements shall have a term of less than 90 days, and (c) the aggregate amount of the obligations of Borrower and its Subsidiaries in respect of any and all Hedging Agreements having a term of 90 days or longer, determined in accordance with clause (m) of the definition of "Indebtedness" set forth in Section1.01, shall not exceed $2,000,000.

           SECTION 8.6 Restricted Payments; Certain Payments of Indebtedness.

           (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment or incur any obligation, (contingent or otherwise) to do so, except (a) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and (b) Subsidiaries may declare and pay dividends to the Borrower or any Guarantor.

           (b) The Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

           (i)  payment of Indebtedness created under the Loan Documents;

           (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Debt prohibited by the subordination provisions thereof;

           (iii)     refinancings of Indebtedness to the extent permitted  by
      Section 8.01; and

           (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

           SECTION  8.7    Transactions  with  Affiliates

           The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except as permitted in Section 8.03 and except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Guarantors not involving any other Affiliate and (c) any Restricted Payment permitted by Section 8.06.

           SECTION 8.8  Restrictive Agreements.

           The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
 (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 8.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

           SECTION 8.9  Disposition  of Assets.

           Except as otherwise permitted in Section 8.03, the Borrower will not and will not permit any Subsidiary to sell, lease, assign, transfer, or otherwise dispose of any of their respective assets (including without limitation stock or other Equity Interests in any of the Subsidiaries or any of the voting rights of any such stock or other Equity Interests); provided, however, that the following dispositions shall be permitted so long as the Borrower and the Subsidiaries, as applicable, receive full, fair and reasonable consideration at the time of such disposition at least equal to the fair market value of such asset being disposed:

           (a) dispositions of inventory in the ordinary course of business of the Borrower and its Subsidiaries;

           (b) sales, transfers and other dispositions to the Borrower or any wholly-owned Subsidiary that is a Guarantor; and

           (c) disposition of assets that are worn out, obsolete or no longer used or useful in the conduct of the business of the Borrower and the Subsidiaries, so long as such assets are replaced with assets of equal or greater value.

           SECTION 8.10    Sale and  Leaseback.

           The Borrower will not enter into, and will not permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

           SECTION 8.11  Accounting.

           The Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to the Administrative Agent, or (b) in tax reporting treatment, except as required by law and disclosed to the Administrative Agent.

           SECTION 8.12  Amendment of Material Documents.

           The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) any Subordinated Debt document or (b) its certificate of incorporation, by-laws or other organizational documents, unless such amendment, modification or waiver under its certificate of incorporation, by-laws or other organizational documents would not create a Material Adverse Effect.

           SECTION  8.13    Preferred  Equity  Interests.

           The Borrower will not, and will not permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests.


                            ARTICLE IX

                       Financial Covenants

      Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

           SECTION  9.1  Consolidated Leverage Ratio

           The Borrower will at all times maintain or cause to be maintained a Consolidated Leverage Ratio of not greater than 2.00 to 1.00.

           SECTION 9.2  Consolidated Fixed Charge Coverage Ratio.

           The Borrower will at all times maintain or cause to be maintained a Consolidated Fixed Charge Coverage Ratio of not less than 3.00 to 1.00.

           SECTION 9.3  Liquidity.

           The Borrower will,  and will cause  its Subsidiaries to,   at  all
 times  maintain  Consolidated   Liquidity  in  an   amount  not  less   than
 $10,000,000.


                             ARTICLE X

                         Events of Default

           SECTION 10.1  Default.

           If any of the following Events of Default shall occur:

           (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

           (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

           (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect when made or deemed made;

           (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 7.02 or 7.03 (with respect to the Borrower's existence) or 7.09 or in Article VIII or in
      Article IX;

           (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after the earlier of notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender or the Borrower's or any Subsidiary's actual knowledge of such failure);

           (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

           (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

           (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

           (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
      (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

           (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

           (k) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

           (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding
      (i) $1,000,000 in any year or (ii) $1,000,000 for all periods;

           (m)  a Change in Control shall occur;

           (n)  a Material Adverse Effect shall occur;

           (o) this Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower or any Subsidiary or any of their respective shareholders, or the Borrower or any Guarantor shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and Lien upon any of the Collateral purported to be covered thereby; or

           (p) the Borrower or any Subsidiary, or any of their properties, revenues or assets shall become subject to an order of forfeiture, seizure or divestiture and the same shall not have been discharged within 30 days from the date of entry thereof.

 then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the
 Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h), (i) or (n) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby waived by the Borrower. If any Event of Default shall occur and be continuing, the Administrative Agent may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise, including, without limitation, the right to foreclose or otherwise enforce any Lien granted to the Administrative Agent for the benefit of itself and the Lenders to secure payment and performance of the Obligations.

      SECTION 10.2    Performance by the Administrative Agent.

      If the Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, the Administrative Agent may perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Admin-istrative Agent, promptly pay any amount expended by the Administrative Agent in connection with such performance or attempted performance to the Administrative Agent, together with interest thereon at the Maximum Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Lender shall not have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

                            ARTICLE XI

                    The Administrative Agent.

           Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

           The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

           The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and
 (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as
 Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document,
 (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VI or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

           The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

           The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such subagent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such subagent and to the Related Parties of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

           Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld, and shall not be required if any Event of Default exists) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, after consulting with the Lenders and the Borrower, appoint a successor Administrative Agent which shall be a bank with an office in Dallas, Texas, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

           Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                            ARTICLE XII

                           Miscellaneous

           SECTION 12.1  Notices.

           Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

           (a)  if to the Borrower, to it  at 3811 Turtle Creek Blvd.,  Suite
      1100, Dallas, Texas   75219, Attention of Larry  Weardon and Ric  Floyd
      (Telecopy No. (214) 522-8488);

           (b) if to the Administrative Agent, to Chase Bank of Texas, National Association, 2200 Ross Avenue, 5th Floor, Dallas, Texas 75201, Attention of Mae K. Reeves (Telecopy No. (214) 965-2884), and, for any Borrowing Requests, with a copy to The Chase Manhattan Bank, Agency Services, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Muniram Appanna (Telecopy No. (212) 552-7490); and

           (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

 Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

           SECTION  12.2    Waivers;   Amendments

           (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower or any Subsidiary therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default at the time.

           (b) Neither this Agreement nor any other Loan Document nor any provision hereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the other parties thereto; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender, (iv) change Section 2.12(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) reduce the Commitment of any Lender without the written consent of each Lender, (vi) modify or waive Section 10.01(m) or the definition of "Change in Control" without the written consent of each Lender, (vii) release any Collateral or Guarantor without the written consent of each Lender, except in connection with dispositions, mergers or dissolutions expressly permitted by this Agreement, or (viii) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

           SECTION 12.3   Expenses; Indemnity; Damage  Waiver.

            (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent, and, after an Event of Default, any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, (iii) all transfer, stamp, documentary, or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (iv) all costs, out-of-pocket expenses, assessments and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, and (v) all other costs and out-of-pocket expenses incurred by the Administrative Agent in connection with this Agreement, any other Loan Document or the Collateral, including without limitation costs, fees, expenses and other charges incurred in connection with performing or obtaining any audit or appraisal in respect of the Collateral or for any surveys, environmental assessments, title insurance, filing fees, recording costs and lien searches.

           (b) THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY, (II) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM,
 (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS
 SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH INDEMNITEE.

           (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or
 (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

           (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

           (e) All amounts due under this Section shall be payable upon written demand therefor.

           SECTION 12.4  Successors and Assigns

           (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

           (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement,
 (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under Article X has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 3.01, 3.05 and 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

           (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Dallas, Texas a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.
  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

           (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Each assigning Lender shall surrender any Note subject to such assignment, and the Borrower shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note payable to the order of the assignee in an amount equal to the Commitment assumed by such assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment, a new Note payable to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate face amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit "A" hereto and shall each constitute a "Note" for purposes of the Loan Documents.

           (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11,
 3.01 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12(c) as though it were a Lender.

           (f) A Participant shall not be entitled to receive any greater payment under Section 2.11 or 3.01 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.11(e) as though it were a Lender.

           (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

           SECTION 12.5  Survival.

           All covenants, agreements, representations and warranties made by the Borrower and the Subsidiaries in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.11, 3.01, 3.05 and
 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

           SECTION  12.6      Counterparts;  Effectiveness.

           This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

           SECTION 12.7  Severability.

           Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

           SECTION 12.8  Right of Setoff.

           If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not any demand shall have been made under this Agreement and although such Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

           SECTION 12.9   GOVERNING  LAW; VENUE;  SERVICE OF  PROCESS.

           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS.
  ANY ACTION OR PROCEEDING AGAINST THE BORROWER UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. THE BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. THE BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.01. NOTHING HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR WITH RESPECT TO ANY OF ITS RESPECTIVE PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

           SECTION 12.10  WAIVER OF JURY TRIAL.

           EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREE-MENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

           SECTION 12.11   Headings.

           Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

           SECTION 12.12  Confidentiality.

           Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority,
 (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
 (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement,
 (g) with the consent of the Borrower  or (h) to the extent such  Information
 (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

           SECTION 12.13    Maximum  Interest Rate.

           No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the
 Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Lender shall, to the extent permitted by applicable law,
 (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.

           SECTION 12.14   Non-Application of Chapter  346 of Texas  Finance
 Code.

           The provisions of Chapter 346 of the Texas Finance Code (Vernon's Texas Code Annotated) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

           SECTION  12.15   NO ORAL AGREEMENTS.

           THIS AGREEMENT, THE NOTES, ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE ADMINISTRATIVE AGENT, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

           SECTION 12.16    No Fiduciary Relationship.

           The relationship between the Borrower and each Lender with respect to the Loan Documents and the Transactions is solely that of debtor and creditor, and neither the Administrative Agent nor any Lender has any fiduciary or other special relationship with the Borrower with respect to the Loan Documents and the Transactions, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and any Lender with respect to the Loan Documents and the Transactions to be other than that of debtor and creditor.

           SECTION 12.17   Construction.

           The Borrower, the Administrative Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.


           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

              [Remainder of this page intentionally left blank]

                           [Signature Pages Follow]

                               PEGASUS SYSTEMS, INC.


                               By:     /s/ JOHN F. DAVIS, III
                                       ----------------------------------
                                 Name:     John F. Davis, III
                                 Title:    President


                               CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, individually and as Administrative Agent


                               By:     /s/ MAE REEVES
                                       ----------------------------------
                                 Name:     Mae Reeves
                                 Title:    Vice President


                               WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION


                               By:     /s/ DAVID C. OLDANI
                                       ----------------------------------
                                 Name:     David C. Oldani
                                 Title:    Vice President




                               COMPASS BANK


                               By:     /s/ R. BRUCE FREY
                                       ----------------------------------
                                 Name:     R. Bruce Frey
                                 Title:    Vice President

         INDEX TO EXHIBITS
              Exhibit        Description of Exhibits
                "A"          Form of Note
                "B"          Borrowing Request Form
                "C"          Security Agreement
                "D"          Guaranty
                "E"          Contribution and
                             Indemnification Agreement
                "F"          Matters to be Addressed in
                             Opinion of Counsel
                "G"          Compliance Certificate
                "H"          Assignment and Acceptance




       INDEX TO SCHEDULES
            Schedule      Description of Schedules
              1.01        Investment Policy
              2.01        Lenders and Commitments
              5.06        Disclosed Matters
              5.14        Subsidiaries
              5.16        Patents, Trademarks and
                          Copyrights
              8.01        Existing Indebtedness
              8.02        Existing Liens
              8.08        Existing Restrictive
                          Agreements